PROSPECTUS RATE SUPPLEMENT DATED DECEMBER 18, 1997




TERM       ANNUAL     EFFECTIVE
            RATE    ANNUAL YIELD*
             7.10%           7.35%
3 Months

6 Months     7.15%           7.41%
---------  -------  --------------

12 Months    8.50%           8.87%
           -------  --------------

18 Months    9.00%           9.41%
---------           --------------

24 Months    9.25%           9.69%
---------  -------  --------------

30 Months    9.50%           9.96%
---------  -------  --------------

36 Months    9.75%          10.24%
---------  -------  --------------

48 Months   10.00%          10.51%
           -------  --------------

60 Months   10.50%          11.06%
           -------  --------------

7 Years     10.75%          11.35%
           -------  --------------

10 Years    11.00%          11.63%
---------  -------  --------------




                   FIRST NATIONS FINANCIAL SERVICES COMPANY


                          CHRISTIANA EXECUTIVE CAMPUS
                       220 CONTINENTAL DRIVE, SUITE 310
                          NEWARK, DELAWARE 19713-4314
                           TELEPHONE (302) 292-2100
                              FAX (302) 292-2151
                           1-800-790-2474 - 24 HOURS



*The executive annual yield assumes all interest reinvested at current rate daily. Subordinated Investment Notes represent obligations of the Company and are not certificates of deposit or insured by the FDIC or any governmental or private entity. This announcement is neither an offer to sell nor a solicitation of an offer to buy Subordinated Investment Notes. This offer is made by prospectus only accompanied by a Rate Supplement.

Offering  available  to  residents  of  DE,  FL,  GA,  NC,  SC,  NY.